UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       DECEMBER 8, 2008

NEXEN INC.
(Exact name of registrant as specified in its charter)
CANADA
(State or other jurisdiction of incorporation)
1-6702	98-6000202
(Commission File Number)	(I.R.S. Employer Identification No.)

801 - 7th AVENUE S.W. CALGARY, ALBERTA, CANADA	T2P 3P7
(Address of principal executive offices)	(Zip Code)

(403) 699-4000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 8, 2008 Nexen Inc. (Nexen) entered into an Indemnification Agreement, with Mr. William B. Berry dated December 8, 2008, and an Indemnification Agreement with Mr. Robert G. Bertram dated January 1, 2009 (together the “Indemnification Agreements”). Pursuant to the terms of the Indemnification Agreements, Mr. Berry and Mr. Bertram are entitled to be indemnified by Nexen for any liabilities, damages, costs, charges and expenses (including, without limitation, court fees, legal expenses and witness fees), including an amount paid to settle an action or satisfy a judgment or any fine or penalty levied, reasonably incurred by them in respect of any civil, criminal, administrative, investigative or other action, proceeding or inquiry of any nature, to which they are, directly or indirectly, a party by reason of being or having been a director or officer of the Corporation or any entity where Mr. Berry or Mr. Bertram acted as a director or officer or similar capacity at the request of Nexen (such entity, together with Nexen, a “Corporation”) if: (i) Mr. Berry and Mr. Bertram acted honestly and in good faith with a view to the best interests of the Corporation; and, (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, Mr. Berry and Mr. Bertram had reasonable grounds for believing that their conduct was lawful. Notwithstanding the foregoing, Mr. Berry and Mr. Bertram shall not be indemnified with respect of an action by or on behalf of a Corporation to procure a judgment in its favour.

The foregoing description of the Indemnification Agreements is a summary and does not purport to be complete. A copy of the form of Indemnification Agreement is attached hereto as Exhibit 10.54 and incorporated herein by reference. The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to such exhibit.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 9, 2008 Nexen announced that Mr. William Berry was nominated to the Board of Directors (the “Board”) effective December 8, 2008, and that Mr. Robert Bertram was nominated to the Board effective January 1, 2009.

Mr. Berry, 55, is a retired oil and gas executive who started his career with Phillips Petroleum Company in 1976. At the time of his recent retirement, Mr. Berry was Executive Vice President, Exploration and Production with ConocoPhillips. Mr. Berry has Master and Bachelor of Science degrees in Petroleum Engineering from Mississippi State University and brings significant experience in the international oil and gas industry to the Board. Mr. Berry is also a director of Wilbros Group Inc.

Mr. Bertram, 64, is the retiring Executive Vice President of Ontario Teachers Pension Plan Board (OTPPB), a position he has held since 1990. With responsibilities for OTPPB’s investment program, Mr. Bertram oversaw the growth of the pension fund from $19 billion to over $100 billion. Mr. Bertram has a Bachelor of Arts degree in History from the University of Calgary, a Masters of Business Administration from the University of Alberta and holds a CFA designation. In addition, Mr. Bertram is a graduate of the Directors Education Program sponsored by the Institute of Corporate Directors and the Rotman School of Business. Mr. Bertram is a director of The Cadillac Fairview Corporation and of Maple Leaf Sports and Entertainment Ltd., and is the Chair of the Strategic Committee of Glass Lewis LLC.

On December 8, 2008, the Board approved a grant of 5,000 deferred share units to Mr. Berry and Mr. Bertram effective December 8, 2008 and January 2, 2009, respectively.

The information in Item 1.01 is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
10.54	Form of Indemnification Agreement between Nexen and William B. Berry and Robert G. Bertram.
99.1	Press release of Nexen Inc. dated December 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 10, 2008

NEXEN INC.
By:	/s/ Rick C. Beingessner
Name: Rick C. Beingessner Title: Assistant Secretary

EXHIBIT INDEX

EXHIBIT.	DESCRIPTION
10.54	Form of Indemnification Agreement between Nexen and William B. Berry and Robert G. Bertram.
99.1	Press release of Nexen Inc. dated December 9, 2008.